Exhibit 99.1

November 26, 2002

To:	Holders of 5.25% Series A Convertible
Preferred Stock

	Re:	Dividend on 5.25% Series A Convertible Preferred Stock of
Manufacturers’ Services Limited (“Preferred Stock”)

Ladies and Gentlemen:

                Pursuant to Section 3(b) of the Certificate of Designations of the Preferred Stock (“Certificate”), Manufacturers’ Services Limited hereby provides written notice that it elects to pay the dividend on the Preferred Stock due on December 31, 2002 in Manufacturers’ Services Limited Common Stock, reserving to itself such rights as may be available to it under the Certificate to rescind this election.

Very truly yours,

/s/ Sean Lannan

Sean Lannan
Vice President and Treasurer